Exhibit 99.1

FOR IMMEDIATE RELEASE

AMERICAN SCIENCE AND ENGINEERING, INC.

REPORTS FOURTH QUARTER AND FISCAL YEAR 2003 RESULTS

BILLERICA, Mass. — May 28, 2003 — American Science and Engineering, Inc. (AMEX:ASE) today reported its financial performance for the fourth quarter and audited results for the fiscal year ended March 31, 2003.  Results announced in this earnings release are consistent with expectations announced in April. For fiscal year 2003, revenues decreased 5% to $61,958,000 compared with revenues of $65,396,000 in fiscal year 2002.  American Science and Engineering (AS&E®) incurred operating losses of $7,879,000 during fiscal year 2003 as compared with operating losses of $3,850,000 during the prior fiscal year.  Pretax losses were $5,495,000 for the year ended March 31, 2003 versus pretax losses of $4,512,000 for the year ended March 31, 2002. After recording an additional valuation allowance against the Company’s deferred tax assets of $2,456,000, the Company had an after-tax loss of $7,951,000 or $1.20 per share for the year ended March 31, 2003, as compared to a loss of $4,512,000 or $0.87 per share for the year ended March 31, 2002.

For the fourth quarter of fiscal year 2003 revenues decreased 22% to $12,885,000 as compared to $16,542,000 for the same period last year.  Operating losses for the quarter were $3,741,000 versus operating losses of $349,000 during the quarter ended March 31, 2002. AS&E realized an after-tax loss of $5,287,000 in the quarter ended March 31, 2003, which represents a $0.77 loss per diluted share.  This compares to an after-tax loss of $2,022,000 or $0.37 per diluted share for the quarter ended March 31, 2002.

Dr. Roger Heinisch, Interim President and CEO, commented, “Our fourth quarter and fiscal year revenues were down because of many factors, including the delay in passage of the 2003 Federal Budget until February of this year, a delay in MobileSearch™ awards, and work stoppage on a significant cargo project in the Middle East during the Iraqi war. The operating losses reflect: (1) shortfalls in revenue; (2) the increase in cost of sales due to the increase in reserves for excess or obsolete inventories, as well as unabsorbed manufacturing capacity due to production declines, and; (3) continued investment in Research & Development, specifically the Z® Backscatter Van, Shaped Energy™ systems and Radioactive Threat Detection technology.

“Although the fourth quarter and fiscal year results were disappointing, the current quarter bookings are encouraging as federal funding has started to flow.  In the last thirty days, we have announced over $20 million in orders from the U.S. Department of Defense (DoD),” continued Dr. Heinisch. “Our business focus — to offer technology solutions to high-threat government and military facilities — continues to gain momentum.   Recent orders from the DoD and a new order from the Department of Homeland Security for AS&E’s Radioactive Threat Detection technology demonstrate the U.S. Government’s commitment to addressing the risk of a terrorist attack involving radioactive materials.  The ability to detect potential radioactive threats, including weapons of mass destruction and ‘dirty bombs’ is crucial to port security. These new orders underscore the value that the DoD places on AS&E’s proprietary Backscatter technology in combination with transmission, and now Radioactive Threat Detection for Force Protection and Homeland Defense initiatives.”

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As previously announced, Dr. Heinisch and Ted Owens, Vice President and Chief Financial Officer, will host a conference call on Thursday, May 29 at 11 a.m. Eastern time to discuss the results and respond to questions. To participate in the call, please dial 1-800-915-4836 at least 10 minutes prior to starting time. For international participants, dial 1-973-317-5319.

An audio replay of the teleconference will be available, in its entirety, starting at 1 p.m. ET for a 48-hour period by dialing 1-800-428-6051.  Internationally, please dial 1-973-709-2089.  The conference identification number is 295639. The replay will also be available at http://www.as-e.com/investor/investor.html immediately following the conference.

ABOUT AS&E®

AS&E develops and manufactures sophisticated X-ray inspection products for critical detection and security applications. These systems are solving an expanding range of inspection problems including detecting car and truck bombs, combating weapons smuggling, and imaging cargo to expose trade fraud and illegal immigration. AS&E’s patented Z® Backscatter technology detects plastic explosives, illegal drugs, and other contraband, even when artfully concealed in complex backgrounds by terrorists and smugglers. AS&E’s Shaped EnergyTM X-ray inspection systems combine material discrimination features of Z® Backscatter imaging with the penetration capability of high-energy X-rays for dense cargoes, without the problems caused by excessive radiation. AS&E’s High Energy Systems Division manufactures linear accelerators for a variety of applications including medical, scientific, security, electron beam curing and non-destructive testing. For more information on AS&E products and technologies, please visit http://www.as-e.com.

For more information:

Ted Owens

American Science and Engineering, Inc.

(978) 262-8700

Safe Harbor Statement

The foregoing press release contains statements concerning AS&E’s financial performance, markets and business operations that may be considered ``forward-looking’’ under applicable securities laws. AS&E wishes to caution readers of this press release that actual results might differ materially from those projected in any forward-looking statements. Factors which might cause actual results to differ materially from those projected in the forward-looking statements contained herein include the following: significant reductions or delays in procurements of the Company’s systems by the United States and other governments; disruption in the supply of any sole-source component incorporated into AS&E’s products; litigation seeking to restrict the use of intellectual property used by the Company; potential product liability claims against the Company; global political trends and events which affect public perception of the threat presented by drugs, explosives and other contraband; global economic developments and the ability of governments and private organizations to fund purchases of the Company’s products to address such threats; and the potential insufficiency of Company resources, including human resources, capital, plant and equipment and management systems, to accommodate any future growth, our ability to find a replacement for our Chief Executive Officer and future delays in federal funding. These and certain other factors which might cause actual results to differ materially from those projected are more fully set forth under the caption ``Forward-Looking Information and Factors Affecting Future Performance’’ in the Company’s Annual Report on Form 10-K for fiscal year ending March 31, 2002.

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AMERICAN SCIENCE AND ENGINEERING, INC.

CONSOLIDATED FINANCIAL SUMMARY

(in thousands, except per share data)

	Quarter Ended		Fiscal Year Ended
	Mar. 31, 2003	Mar. 31, 2002	Mar. 31, 2003	Mar. 31, 2002
	(Unaudited)
Net sales and contract revenues	$12,885	$16,542	$61,958	$65,396

Gross profit	219	4,871	10,949	16,039

Selling, general, and administrative expenses	2,406	2,906	12,409	12,753

Research and development	1,554	2,314	6,419	7,136

Operating loss	(3,741)	(349)	(7,879)	(3,850)

Other income (expense)	910	(144)	2,384	(662)

Loss before provision for income taxes	(2,831)	(493)	(5,495)	(4,512)

Provision for income taxes	2,456	1,529	2,456	—

Net loss	$(5,287)	$(2,022)	$(7,951)	$(4,512)

Loss per common share	$(0.77)	$(0.37)	$(1.20)	$(0.87)

Shares used in loss per share calculation — Diluted	6,868	5,538	6,627	5,191

The results of operations reported herein may not be indicative of future financial conditions or results of future operations.

AMERICAN SCIENCE AND ENGINEERING, INC.

CONSOLIDATED BALANCE SHEET

(in thousands, except per share data)

	March 31, 2003	March 31, 2002
Assets
Current assets:
Cash and cash equivalents	$5,585	$7,591
Restricted cash	1,895	—
Short-term investments	4,538	—
Accounts receivable, net of allowances of $246 at March 31, 2003 and $111 at March 31, 2002	10,499	7,216
Unbilled costs and fees, net of allowances or $437 at March 31, 2003 and March 31, 2002	4,343	5,456
Inventories	15,748	21,013
Deferred income taxes	—	2,475
Prepaid expenses and other current assets	822	685
Total current assets	43,430	44,436

Non-current assets:
Non-current deferred income taxes	—	823
Other assets	138	204
Patents and other intangibles, net of accumulated amortization of $405 at March 31, 2003 and $351 at March 31, 2002	34	115
Property and equipment, net of accumulated depreciation of $10,549 on March 31, 2003 and $15,366 at March 31, 2002	3,714	4,663
	$47,316	$50,241

Liabilities & Stockholders’ Investment
Current liabilities:
Line of credit	$—	$9,319
Accounts payable	5,327	6,557
Accrued salaries and benefits	1,476	1,577
Accrued warranty costs	535	196
Deferred revenue	1,928	1,030
Customer deposits	2,747	4,875
Accrued income taxes	—	763
Other current liabilities	1,221	1,783
Total current liabilities	13,234	26,100

Non-current liabilities:
Warrant liability	820
Deferred revenue	751	691
Deferred compensation	85	109
Deferred rent	69	212
Total non-current liabilities	1,725	1,012

Stockholders’ investment:
Preferred stock, no par value	—
Common stock, $.66-2/3 par value	4,580	3,699
Capital in excess of par value	38,780	22,482
Accumulated deficit	(11,003)	(3,052)
Total stockholders’ investment	32,357	23,129
	$47,316	$50,241